Exhibit 99.1

Peraso Provides Update on Strategic Review Process

SAN JOSE, CA / August 19, 2025 / Peraso Inc. (NASDAQ:PRSO) (“Peraso” or the “Company”), a pioneer in mmWave wireless technology solutions, today provided an update on its ongoing review of strategic alternatives, including the unsolicited non-binding proposal from Mobix Labs, Inc. (“Mobix”), which was previously disclosed by Peraso on June 27, 2025.

On July 11, 2025, the Company announced that its board of directors (the “Board”) had authorized an exploration of strategic alternatives, including a merger, sale of assets or other similar transaction, all intended to maximize stockholder value and further its business operations, and that the Company had retained Craig-Hallum Capital Group LLC as its financial advisor to assist with the exploration process.

The Board and its advisors have been engaging with potential counterparties and funding sources as part of this strategic review. Consistent with customary practice, the Company invited interested parties, including Mobix, to participate in the process on the condition that each party execute a standard confidentiality agreement, which includes provisions designed to protect the integrity of the process.

Following the Company’s invitation to participate in its ongoing strategic review process on customary terms, Mobix declined to enter into the Company’s standard confidentiality agreement and indicated that it would not agree to receive material non-public information. Mobix also requested direct engagement with the Board and stated that it would consider all alternatives available to present its value proposition directly to Peraso’s stockholders, consistent with applicable law.

The Company continues to believe that its process must be conducted in a manner that ensures all interested parties are treated fairly and consistently, and that confidential information is appropriately safeguarded. The Company believes that maintaining a level playing field for all interested parties, subject to appropriate confidentiality protections, is essential to preserving stockholder value. In potential transactions involving stock consideration, such as Mobix’s proposal, a confidentiality agreement also enables the Company to receive material non-public information about the bidder, which may be relevant in evaluating the merits of the proposal. The Company remains open to engaging with Mobix and any other parties on that basis.

There can be no assurance that this strategic review will result in a transaction or other strategic alternative, nor as to the form or timing of any such outcome. The Company does not intend to provide further updates on this matter unless and until the Board approves a specific course of action or otherwise determines disclosure is appropriate or required.

About Peraso Inc.

Peraso Inc. (NASDAQ: PRSO) is a pioneer in high-performance 60 GHz unlicensed and 5G mmWave wireless technology, offering chipsets, modules, software, and IP. Peraso supports a variety of applications, including fixed wireless access, military, immersive video, and factory automation. For additional information, please visit www.perasoinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. All statements in this release that are not based on historical fact are “forward-looking statements.” These statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “strategy,” “goal,” or “planned,” “seeks,” “may,” “might”, “will,” “expects,” “intends,” “believes,” “could,” “should,” and similar expressions, or the negative versions thereof, and which also may be identified by their context. There can be no assurance that the Company will secure any strategic transaction or enter into negotiations with respect thereto.

Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to: risks related to the Company’s efforts to secure a strategic transaction, or obtain financing or pursue capital arrangements to support operations; risks associated with delays or deferrals of expenditures in order to conserve cash; risks related to the Company’s business as a result of the time necessary to review and explore strategic proposals, including the potential loss of customers, loss of revenue and other negative impacts from the time management must devote to these discussions; risks related to the loss of personnel; general acquisition-related risks, including costs and cash expenditures associated with exploring and executing a potential transaction; the Company’s continued compliance with the continued listing requirements and standards of the Nasdaq Stock Market; timing, receipt and fulfillment of customer orders associated with the Company’s mmWave products and solutions; anticipated use of mmWave by customers and intended users of the Company’s products; the availability and performance of Peraso’s products and solutions; the successful integration of Peraso’s products and technology with customer and third-party semiconductor, antenna and system solutions; reliance on manufacturing partners to assist successfully with the fabrication of the Company’s ICs and antenna modules; availability of quantities of ICs supplied by manufacturing partners at a competitive cost; level of intellectual property protection provided by the Company’s patents; vigor and growth of markets served by the Company’s customers and its operations; and other risks included in the Company’s SEC filings. Peraso undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Peraso and the Peraso logo are registered trademarks of Peraso Inc. in the U.S. and/or other countries.

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Company Contact:

Jim Sullivan, CFO

Peraso Inc.

P: 408-418-7500

E: jsullivan@perasoinc.com

SOURCE: Peraso Inc.